EXHIBIT 99.1

DISCLOSURE PURSUANT TO
PART IV OF NOTIFICATION OF LATE FILING ON FORM 12b-25
FILED BY
VERSO TECHNOLOGIES, INC.
(SEC FILE NO. 000-22190)
ON APRIL 1, 2008

The following represents significant changes in the results of operations for Verso Technologies, Inc.  Revenues for the year ended December 31, 2007 and 2006 were $50.6 million and $42.5 million, respectively.  Loss from continuing operations for the year ended December 31, 2007 and 2006 was $26.7 million and $17.8 million, respectively.  The loss from continuing operations for the year ended December 31, 2007 includes an impairment charge of intangibles assets of $5.2 million and no such charge was recorded in the year ended December 31, 2006.  Loss from discontinued operations for the year ended December 31, 2007 was $350,000 as compared to $0 for the year ended December 31, 2006.  The loss from discontinued operations relates to a legal settlement of a matter from a discontinued business.  Net loss for the year ended December 31, 2007 and 2006 was $27.0 million and $17.8 million, respectively.